UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) February 19, 2015

NOBILIS HEALTH CORP.
(Exact name of registrant as specified in its charter)

British Columbia	000-55274	98-1188172
(State or other jurisdiction of	(Commission File	(IRS Employer Identification No.)
incorporation)	Number)

4120 Southwest Freeway, Suite 150, Houston, Texas	77027
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code	(713) 355-8614

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[   ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[   ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[   ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[   ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

EXPLANATORY NOTE

Nobilis Health Corp. (the “Company”) is filing this Amendment No. 1 on Form 8-K/A (this “Amendment”) to its Current Report on Form 8-K filed with the Securities and Exchange Commission on February 25, 2015 (the “Original Filing”) in order to include certain pro forma financial statements pursuant to instruction 6 of Rule 11-02 of Regulation S-X.

ITEM 2.01      COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS

On December 1, 2014, we closed a membership interest purchase agreement in which our Company would acquire all the individual member interests of Athas Health, LLC for a total consideration of approximately $31.2 million to expand our marketing services.

The purchase price for our Company to acquire all of the ownership interests in Athas was broken down as follows: $3 million in cash upon closing, the issuance of a promissory note by our Company to the sellers for $12 million, the issuance at closing of 6,666,666 shares of our common stock that are subject to a lock up of up to 2 years, and the issuance of an additional 4,666,666 shares of our common stock issued over two years with half issued on the first anniversary of the closing and the second half issued on the second anniversary of the closing.

The initial estimated consideration for the purchase was $34 million as reflected in Note 9 of the Interim Consolidated Financial Statements for the Three and Nine Months Ended September 30, 2014 and 2013. When the valuation was completed the consideration was revalued at $31.2.

ITEM 5.01      DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS, APPOINTMENT OF CERTAIN OFFICERS, COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS

On December 1, 2014, contemporaneously with the closing of the transaction described above, our board of directors accepted the resignation of Donald L. Kramer as our Company’s chief executive officer.

Also on December 1, 2014, our Company’s board of directors appointed Christopher Lloyd as our Company’s chief executive officer. Mr. Lloyd is 43 years old. Since 2009 Mr. Lloyd has served as CEO of Athas Health, LLC and its predecessor, North American Laser Spine Institute, LLC. Mr. Lloyd began his career at Ernst & Young LLP in the Assurance and Advisory Business Services practice. After Ernst & Young, he went to work in Corporate Development for an international electric power development company. Mr. Lloyd next served as the Chief Financial Officer for TransAtlantic Petroleum, a publicly traded international oil and gas company. His resume also includes investment, ownership and management of a successful technology company as well as a real estate development venture. During his career he has been involved in funding, development, M&A and restructuring transactions totaling over $5 billion in value. Mr. Lloyd founded North American Spine in January of 2009 and led its transformation to Athas Health LLC, which our Company acquired on December 1, 2014.

Mr. Lloyd’s employment agreement, effective as of November 26, 2014, has a term of 3 years and will automatically renew for additional 1 year terms unless the employment agreement is terminated by either party at least 30 days prior to the end of the initial 3-year term or any subsequent 1-year term. Mr. Lloyd’s salary is $600,000 in the first year of the initial term and increases to $625,000 and $650,000 in years 2 and 3, respectively.

In the event that Mr. Lloyd terminates his employment agreement for “good reason” or the Company terminates his employment agreement without “cause”, Mr. Lloyd is entitled to receive one year’s base salary as a separation benefit.

In addition to his base salary, Mr. Lloyd may receive certain cash and equity incentive compensation. Mr. Lloyd participates in the Company’s Short Term Incentive Program, which entitles him to receive as a bonus, up to 40% of his yearly base salary if the Company achieves certain financial metrics established each year by the Company’s Compensation, Nomination and Corporate Governance Committee. Mr. Lloyd is also entitled to receive up to 1,500,000 Company Stock Options that vest as follows - 500,000 vested on January 1, 2015, 500,000 will vest on December 1, 2015 and 500,000 will vest on December 1, 2016.

Mr. Lloyd is entitled to participate in the Company’s 401k plan. Mr. Lloyd is not entitled to any other material compensation, including without limitations, equity, bonus, or retirement benefits.

Mr. Lloyd was the largest owner of membership interest in Athas Health, LLC, and, as such, along with the other owners of Athas Health, LLC he is a payee of the promissory note made by the Company to the sellers of Athas Health, LLC. Mr. Lloyd will receive $3,719,602 of the repaid principal sum of the promissory note plus a pro-rata portion of accrued interest. As of the date of this filing, no payments of principal have been made on the promissory. The promissory note is secured by certain Company assets, as described in the security agreement between our Company and the sellers of Athas Health, LLC. In addition to the promissory note, Mr. Lloyd received a grant of 2,066,434 of our Company’s shares of common stock on December 1, 2014 as consideration for the sale, and he is entitled to receive, also as consideration for the sale, an additional grant of 1,446,899 Company shares of common stock on December 1, 2015. The shares granted on December 1, 2014 are subject to a contractual lock period of two years, [which will “burn off” in one quarter increments on January 1, 2016, April 1, 2016, July 1, 2016 and October 1, 2016. All of the shares to be granted on December 1, 2015 are subject to offset pursuant to the indemnity provisions in membership interest purchase agreement. If there are no reductions in the number of shares to be granted, then Mr. Lloyd will receive 1,446,899 of shares of our Company’s common stock on or about December 1, 2015, which has an approximate value of $6,444,289 as of the date of this filing. As a result of the potential conflict of interest, Mr. Lloyd will be recused from any decision making related to the membership interest purchase agreement, the promissory note or the security agreement.

Consolidated Financial Statements with
Report of Independent Auditors

Years Ended December 31, 2013 and 2012

ATHAS HEALTH, LLC

Table of Contents

REPORT OF INDEPENDENT AUDITORS

To the Board of Directors of Athas Health, LLC
Dallas, Texas

We have audited the accompanying consolidated financial statements of Athas Health, LLC (the Company) (a Texas LLC), which comprise the consolidated balance sheets as of December 31, 2013 and 2012, and the related consolidated statements of income, changes in members’ equity, and cash flows for the years then ended, and the related notes to the consolidated financial statements.

Management’s Responsibility for the Financial Statements

Management is responsible for the preparation and fair presentation of these consolidated financial statements in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of financial statements that are free from material misstatement, whether due to fraud or error.

Auditor’s Responsibility

Our responsibility is to express an opinion on these consolidated financial statements based on our audits. We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the consolidated financial statements. The procedures selected depend on the auditor’s judgment, including the assessment of the risks of material misstatement of the consolidated financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity’s preparation and fair presentation of the consolidated financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of the Company as of December 31, 2013 and 2012, and its operations and cash flows for the years then ended in accordance with accounting principles generally accepted in the United States of America.

/s/ BKM Sowan Horan, LLP

Addison, Texas
June 2, 2014

ATHAS HEALTH, LLC

Consolidated Balance Sheet

	December 31,
	2013	2012
ASSETS
Current assets:
Cash and cash equivalents	$-	$-
Accounts receivable, net	10,413,890	8,200,968
Note receivable from related party	-	301,500
Prepaid expense	37,886	45,878

Total current assets	10,451,776	8,548,346

Property and equipment, net	992,183	1,211,823

Total assets	$11,443,959	$9,760,169

LIABILITIES AND MEMBERS’ EQUITY
Current liabilities:
Held checks	$645,607	$146,552
Accounts payable	1,036,030	1,006,165
Accrued expenses	3,541,591	2,060,140
Revolving line of credit	3,034,516	2,604,516
Current portion of note payable	102,226	98,163
Demand note to affiliate (Notes 3 and 7)	-	166,363

Total current liabilities	8,359,970	6,081,899

Subordinated notes payable	760,000	760,000
Note payable, less current portion	148,840	251,066
Deferred rent	340,233	370,934

Commitments and contingencies (Note 8)

Members' equity	1,834,916	2,296,270

Total liabilities and members’ equity	$11,443,959	$9,760,169

See accompanying notes to consolidated financial statements.

ATHAS HEALTH, LLC

Consolidated Statement of Income

	December 31,
	2013	2012
Revenue
Gain on purchased receivables	$6,977,218	$5,245,650
Contracted facility revenues	15,753,967	14,234,257
Other	-	13,500

Total revenue	22,731,185	19,493,407

Cost of revenue
Contracted facility fees	2,850,305	1,973,872
Other	7,679	6,048

Total cost of revenue	2,857,984	1,979,920

Gross profit	19,873,201	17,513,487

Expenses
General and administrative	10,935,952	9,991,997
Marketing	7,556,077	5,116,437
Bad debt expense	213,400	46,803

Total expenses	18,705,429	15,155,237

Operating income	1,167,772	2,358,250

Other income (expense):
Interest income	-	1,000
Interest expense	(206,539)	(206,800)

Total other expense	(206,539)	(205,800)

Net income	$961,233	$2,152,450

See accompanying notes to consolidated financial statements.

ATHAS HEALTH, LLC

Consolidated Statement of Changes in Members’ Equity

Balance at January 1, 2012	$-

Net income	2,152,450

Net assets purchased from affiliate (Note 3)	(53,490)

Contributions	1,621,263

Distributions	(1,423,953)

Balance at December 31, 2012	$2,296,270

Net income	961,233

Contributions	-

Distributions	(1,422,587)

Balance at December 31, 2013	$1,834,916

See accompanying notes to consolidated financial statements.

ATHAS HEALTH, LLC

Consolidated Statement of Cash Flows

	December 31,
	2013	2012
Cash flows from operating activities:
Net income	$961,233	%2,152,450
Adjustments to reconcile net income to net cash provided by (used in) operating activities:
Depreciation and amortization	263,405	258,891
Changes in operating assets and liabilities:
Accounts receivable	(2,212,922)	(2,781,585)
Note receivable from related party	301,500	(301,500)
Prepaid expenses	7,990	(45,876)
Deferred rent	(30,701)	(84,066)
Accounts payable, accrued expenses, and held checks	2,010,373	54,713

Net cash provided by (used in) operating activities	1,300,878	(746,973)

Cash flows from investing activities:
Purchases of property and equipment	(43,765)	(56,634)

Cash flows from financing activities:
Proceeds from line-of-credit	10,275,000	5,760,000
Payments on line-of-credit	(9,845,000)	(3,620,587)
Principal payments on note payable	(98,163)	(97,523)
Principal payments on note payable to member	-	(271,956)
Principal payments on subordinated notes payable	-	(30,000)
Principal payments on demand note to affiliate	(166,363)	(1,133,637)
Contributions from members	-	1,621,263
Distributions to members	(1,422,587)	(1,423,953)

Net cash provided by (used in) financing activities	(1,257,113)	803,607

Net increase in cash and cash equivalents	$-	$-

Cash and cash equivalents, beginning of year	$-	$-

Cash and cash equivalents, end of year	$-	$-

Supplemental cash flow information:
Interest paid	$206,539	$206,800

Taxes paid	$107,117	$135,964

Supplemental non-cash activities:
Net assets acquired from affiliate in exchange for demand note	$-	$1,246,510

See accompanying notes to consolidated financial statements.

Note 1 - Organization

The consolidated financial statements include the accounts of Athas Health LLC (Athas or the Company) and its consolidated subsidiaries, Athas Administrative LLC (Athas Administrative) and Athas Holdings LLC (Athas Holdings).

Athas was incorporated on December 13, 2010. On January 1, 2012 Athas purchased the majority of the net assets including trademarks and other intangible assets of North American Laserscopic Spine Institute in exchange for a demand note of $1,300,000, which approximated book value. See Note 3. Athas Administrative was incorporated on April 15, 2011 and Athas Holdings was incorporated on December 30, 2011, both as wholly owned subsidiaries of Athas Health. Athas Health and its subsidiaries are incorporated under the laws of the state of Texas. There was no activity in Athas, Athas Holdings, or Athas Administrative prior to January 1, 2012.

Athas is not a healthcare provider; rather it is a marketing, patient advocacy, and management services company. Consistent with its mission of helping as many people as possible, Athas seeks to provide information regarding the most innovative and effective procedures available to assist patients in their efforts to find solutions to their acute or chronic pain. The Company has partnered with world-class physicians and facilities which have licensed its trademarks for use. Athas brands include North American Spine, Migraine Treatment Centers of America, and Spine Treatment Centers of America.

Note 2 – Summary of Significant Accounting Policies

Principles of consolidation
The consolidated financial statements have been prepared in accordance with generally accepted accounting principles in the United States of America (GAAP). All significant intercompany accounts and transactions have been eliminated in the consolidated financial statements.

Cash and cash equivalents and concentrations of risk
The Company considers all highly-liquid investments that are readily convertible to known amounts of cash with maturities of three months or fewer when purchased to be cash equivalents.

Note 2 – Summary of Significant Accounting Policies – (Continued)

Cash and cash equivalents and concentrations of risk - continued
The Company maintains its cash in bank deposit accounts which, at times, may exceed federally insured limits. The Company has not experienced any losses in such accounts and does not believe it is exposed to any significant risk on cash.

Revenue recognition
Revenue is recognized in the period in which services are performed at the net amount expected to be realized. The Company earns revenue from patient payments, insurance company payments, and partner hospital payments through receivables purchased from contracted physician practices and marketing services agreements with hospitals.

The Company does not accept government funded health programs including Medicare and Medicaid. All revenue is generated from patient payments, payments from third-party insurance carriers, and payments from hospitals and medical service providers that are generated through third-party insurance carriers. Approximately 10% of the Company’s patient volume consists of cash paying (“self-pay”) patients without any reliance on third-party support.

Use of estimates
The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect certain reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenues and expenses during the reporting period. Management periodically reviews its estimates and assumptions for reasonableness using historical data, current business conditions, and assumptions about future conditions to formulate the estimates. Significant estimates include the recording of accounts receivable, revenue, allowance for doubtful accounts, and accrued physician expenses. Accordingly, actual results could differ from those estimates.

Accounts receivable
Accounts receivable are stated at the estimated collectible amounts from billings to insurance carriers, patients, and hospitals and are net of allowance for uncollectible accounts. Accounts receivable is presented net of an allowance for doubtful accounts and totaled approximately $10,415,000 and $8,200,000 as of December 31, 2013 and 2012, respectively. The allowance for doubtful accounts is the Company’s best estimate of the amount of probable credit losses in the Company’s existing accounts receivable. The Company reviews its allowance for doubtful accounts periodically and determines the allowance based on an analysis of outstanding balances and historical collections, and write-off experience. Account balances are charged-off against the allowance after all means of collection have been exhausted and the potential for recovery is considered remote. There was no allowance for doubtful accounts as of December 31, 2013 and 2012. There was approximately $213,000 and $47,000 respectively of bad debt expense incurred during 2013 and 2012 that was directly written off from accounts receivable.

Note 2 – Summary of Significant Accounting Policies – (Continued)

Notes receivable
Notes receivable are stated at unpaid principal balances, less the allowance for loan losses and net of deferred loan fees. Interest on loans is recognized over the term of the loan and is calculated using the simple-interest method on principal amounts outstanding. Interest income generally is not recognized on impaired loans unless the likelihood of further loss is remote. Interest payments received on such loans are applied as a reduction of the loan principal balance. The Company evaluates the collectability of notes based upon the outstanding balance, historical collections, and a working knowledge of the customer. Amounts due under the notes receivable were paid in full during 2013.

Property and equipment
Property and equipment are recorded at cost. Depreciation and amortization are computed using the straight-line method over the estimated useful lives of depreciable assets ranging from three to seven years. Leasehold improvements are amortized over the lesser of the economic life of the asset or the life of the lease. The cost of normal repairs and maintenance is charged to expense as incurred. Material expenditures which increase the life of an asset are capitalized and depreciated over the estimated remaining useful life of the asset.

Impairment of long-lived assets
The Company reviews long-lived assets, such as property and equipment, for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of the asset to estimated undiscounted future cash flows expected to be generated by the asset. If the carrying amount of an asset exceeds its estimated future cash flows, an impairment charge is recognized for the amount by which the carrying amount of the asset exceeds the fair value of the asset. Management does not believe impairment exists at December 31, 2013.

Note 2 – Summary of Significant Accounting Policies – (Continued)

Fair value of financial instruments
GAAP requires disclosure of fair value information about financial instruments which include long-term debt. Management believes that the carrying value of the long-term debt approximates fair value based upon the terms of the underlying agreements.

Advertising and marketing costs
Advertising costs are expensed as they are incurred. Advertising expense for the year ended December 31, 2013 and 2012, was approximately $7,509,000 and $5,116,000, respectively. The Company utilizes many media outlets for marketing to patients which include internet, TV, radio, print, seminar, and billboard advertising.

Income taxes
No provision has been made for federal income taxes since the Company is taxed as a partnership for federal income tax purposes. Income and losses are to be included in the tax returns of the individual partners. The Company is, however, subject to the Texas franchise tax. For the years ended December 31, 2013 and 2012, the Company recorded approximately $135,000 and $100,000, respectfully of franchise tax expense.

The Company’s estimate of the potential outcome of any uncertain tax issues is subject to management’s assessment of relevant risks, facts, and circumstances existing at that time. The Company uses a more likely than not threshold for financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. To the extent that the Company’s assessment of such tax position changes, the change in estimate is recorded in the period in which the determination is made. The Company reports tax-related interest and penalties as a component of income tax expense and operating expenses, respectively. As of December 31, 2013 and 2012, there were no significant uncertain tax positions identified and therefore no amounts were recognized in the years then ended. Certain 2012 filings are still open to examination by government authorities.

Deferred rent
Operating rent expense is recorded on a straight-line basis over the life of the related lease. When straight-line expenses are greater than the actual amount paid, deferred rent is recorded and reversed over time. Deferred rent is primarily attributable to tenant leasehold improvement allowances.

Note 2 – Summary of Significant Accounting Policies – (Continued)

Subsequent events
The Company evaluates events and transactions subsequent to the date of the consolidated financial statements for matters requiring recognition or disclosure in the consolidated financial statements. The accompanying financial statements consider events through June 2, 2014, the date on which the financial statements were available to be issued.

Recent accounting pronouncements
The FASB has proposed new standards that, while not expected to be effective until at least 2015, could dramatically change the Company’s accounting for revenue, leases and financial instruments. For example, if adopted, the Company would retroactively capitalize virtually all lease agreements. The Company is monitoring the progress of these proposals and evaluating the potential impacts that implementation of the proposed standards could have on its future financial statements.

Note 3 – Asset Purchase

On January 1, 2012, the Company entered into an asset purchase agreement with North American Laserscopic Spine Institute (NALSI), an entity affiliated through common ownership, to acquire substantially all of the assets and assume certain liabilities of North American Laserscopic Spine Institute for an aggregate purchase price of $1,300,000, which approximated book value, for which a demand note payable was created. Through this acquisition, the Company was able to establish their marketing, patient advocacy, and management services. Since the Company is affiliated with NALSI through common ownership, the assets and liabilities acquired from NALSI are recorded at their carrying amounts.

The carrying amounts of the assets and liabilities recorded from the purchase on January 1, 2012 are as follows:

Accounts receivable	$5,419,383
Property and equipment	1,414,080
Accounts payable and other liabilities	(3,613,142)
Revolving line of credit and notes payable	(1,973,811)

Note 4 – Concentrations and Fee Adjustments

Certain insurance carriers or payer groups accounted for significant portions of revenues and receivables in 2013. Certain similarly-managed insurance carriers have been grouped together to be shown as one carrier. The following table summarizes concentrations greater than 10% of revenues and accounts receivable as of and for the years ended December 31:

	2013
		Receivables,
	Revenue	net

Insurance carrier A	27%	33%
Insurance carrier B	21%	25%
Insurance carrier C	2%	15%
Self-pay	18%	*

	2012
		Receivables,
	Revenue	net

Insurance carrier A	22%	25%
Insurance carrier B	22%	25%
Insurance carrier C	17%	20%
Self-pay	14%	*

* Group did not represent 10% or more of revenues or receivables as of or for the year ended December 31, 2013 or 2012.

Note 5 - Property and Equipment

Property and equipment consisted of the following at December 31:

	2013	2012
Leasehold improvements	$1,042,144	$1,042,144
Furniture and equipment	690,826	647,060
	1,732,970	1,689,204

Less accumulated depreciation and amortization	740,787	477,381

Property and equipment, net	$992,183	$1,211,823

Depreciation expense on property and equipment as of December 31, 2013 and 2012 was approximately $263,000 and $260,000, respectively. Property and equipment serve as collateral for debt outstanding with a domestic bank.

Note 6 – Accrued Expenses

Accrued expenses consisted of the following at December 31:

	2013	2012

Payroll and bonus liabilities	$444,478	$120,466
Franchise tax accrual	129,483	102,000
Purchased receivables payable	1,603,945	936,215
Facility fee payable	1,200,032	768,403
Other	163,653	133,056

Total accrued expense	$3,541,591	$2,060,140

Note 7 - Debt

Revolving line-of-credit
In May 2011, NALSI secured a revolving line-of-credit with Citibank in the amount of $1,500,000, the rights and obligations to which were included in the Company’s purchase of NALSI’s net assets on January 1, 2012. In April 2012, Athas amended the agreement, which increased its revolving line-of-credit to $4,000,000 based on accounts receivable as defined in the agreement. The agreement was again amended in May 2013 to increase the line-of-credit to $5,000,000. Both Athas and its CEO are guarantors of the line of credit. The balance outstanding was $3,034,516 and $2,604,516 at December 31, 2013 and 2012, respectively. The line-of-credit bears variable interest at the prime rate plus 0.75% per annum (4.00% at December 31, 2013 and 2012) and approximately $1,965,000 was available to be drawn as of December 31, 2013. If the amount outstanding surpasses the amount calculated by the borrowing base, a principal payment would be due to reduce the amount outstanding to the calculated base.

The line-of-credit is collateralized by the assets of the borrower and the guarantors and is renewable annually in May subject to approval of Citibank. Covenants that must be maintained include debt service coverage, capital base minimum, and a leverage ratio. The Company did not meet the required debt service coverage ratio as of December 31, 2013; however, a waiver was obtained from Citibank subsequent to year end.

Note payable
In May 2011, NALSI secured a term note with Citibank in the amount of $500,000. Athas assumed this liability which had an outstanding balance of $446,753 as of the transaction date of the asset purchase. Both Athas and one of its members are guarantors of the loan. The loan bears interest at 4.00% per annum. Sixty total monthly payments of principal and interest are made in the amount of $9,222 and the loan matures in May 2016. The balance outstanding was $251,066 and $349,229 at December 31, 2013 and 2012, respectively. The loan is collateralized by the assets of the borrower and the guarantors.

Note 7 – Debt – (Continued)

Subordinated notes payable
The subordinated notes were given as consideration for working capital provided by eleven individual investors, in an aggregate amount of $760,000 which represented the balance outstanding as of December 31, 2013 and 2012, respectively. Some of the note holders are also members of the Company. See Note 9.

The subordinated notes’ interest is payable semi-annually in the amount of $45,600 with maturity dates of December 31, 2015. The notes carry a 12.00% annual interest rate and payment is subordinated to all senior secured debt instruments.

Demand note to affiliate
The purchase of the net assets of NALSI was financed through a demand note totaling $1,300,000 which carries a 5% annual interest rate and matures January 1, 2015. During 2013, the remaining principal balance outstanding was paid in full.

Note payable to member
In 2009, a promissory note in the amount of $1,550,000 was loaned to NALSI as consideration for working capital provided by a member of the Company. In connection with the asset purchase on January 1, 2012, Athas assumed the remaining obligation on this loan which was $271,955. The principal balance of the note payable was paid in full in August 2012. See Note 9.

Future maturities
Scheduled future aggregate maturities of debt are as follows:

Years Ending December 31,	Amount

2014	$102,226
2015	866,456
2016	42,384

$1,011,066

Note 8 – Commitments and Contingencies

Operating leases
Upon the asset purchase, the Company assumed the operating lease agreement for an office building in Dallas that serves as its headquarters. The 84 month lease term expires on May 1, 2017. The lease agreement is guaranteed by a member. Rent expense is recorded in general and administrative expenses and was approximately $580,000 and $400,000, respectively for the year ended December 31, 2013 and 2012.

Minimum required annual rentals due under non-cancelable operating lease agreements, are as follows:

Years Ending December 31,	Amount

2014	$618,387
2015	633,847
2016	649,693
2017	277,473

$2,179,400

Litigation and asserted claims
The Company is involved in legal proceedings arising in the normal course of business. None of these, in the opinion of management, is expected to have a material adverse effect on the Company's financial position, results of operations, or cash flows, and no amounts have been accrued as liabilities in the financial statements for these contingencies.

Note 9 - Transactions with Related Parties

Several members have contributed funds to the Company in the form of notes payable and subordinated debt. See Note 7. The consolidated outstanding principal associated with subordinated notes payable for the related parties approximates $250,000 as of December 31, 2013 and 2012 respectively.

Note 9 - Transactions with Related Parties – (Continued)

The Company utilizes a single-engine aircraft that is partially owned by a member of the Company. Expenses associated with use of the aircraft are expensed as incurred and totaled approximately $24,000 and $108,000 for the year ended December 31, 2013 and 2012.

A member of the Company owns approximately half of a related entity that shared office space and other expenses such as legal, travel, and payroll, with the Company in 2012. Expenses reimbursed to the Company for the year ended December 31, 2012 totaled approximately $156,000. The members of the related entity contractually agreed to terminate the operations of the related entity and wound down operations as of December 31, 2012.

In November 2012, the Company invested $301,500 into a strategy seeking to provide marketing services to tort victims. In November 2012, Athas sold this line of business to a member in exchange for a note receivable totaling $301,500 which matures in 2014 and earns interest at 5%. In addition, subsequent to a 24 month period, the related party will pay Athas $2,000 per procedure performed as a marketing fee as defined in the agreement. In April 2013, the note receivable was paid in full.

Certain members of the Company are also members of North American Spine whose net assets were purchased by Athas on January 1, 2012. See Notes 1, 3, and 7 for transaction information.

ATHAS HEALTH, LLC

INTERIM CONSOLIDATED FINANCIAL
STATEMENTS FOR THE THREE AND NINE MONTHS
ENDED SEPTEMBER 30, 2014 AND 2013

ATHAS HEALTH, LLC
CONSOLIDATED BALANCE SHEETS
AS OF SEPTEMBER 30, 2014 AND 2013

	2014	2013
ASSETS
Current assets:
Cash and cash equivalents	$-	$203,132
Accounts receivable, net	6,997,545	5,979,337
Accounts receivable - related party	1,126,944	-
Notes receivable - related party	285,000	-
Prepaid expense	8,515	56,203
Total current assets	8,418,004	6,238,672

Investments	1,096,774	-
Property and equipment, net	796,283	1,051,205

TOTAL ASSETS	$10,311,061	$7,289,877

LIABILITIES AND MEMBERS' EQUITY
Current liabilities:
Accounts payable	$2,006,727	$1,160,806
Accrued expenses	1,822,986	1,719,211
State income tax payable	76,471	71,383
Line of credit	3,919,516	2,619,516
Current portion of note payable	132,403	127,141
Current portion of subordinated notes payable	660,000	-
Demand note to affiliate	-	112,862
Total current liabilities	8,618,103	5,810,919

Subordinated notes payable	-	760,000
Note payable, less current portion	42,354	148,840
Deferred rent	274,973	307,881

Total liabilities	8,935,430	7,027,640

Members' equity	1,375,631	262,237

TOTAL LIABILITIES AND MEMBERS' EQUITY	$10,311,061	$7,289,877

See accompanying notes and independent accountants' review report.

ATHAS HEALTH, LLC
CONSOLIDATED STATEMENTS OF OPERATIONS
FOR THE THREE AND NINE MONTHS ENDED SEPTEMBER 30, 2014 AND 2013

	Three months ended		Nine months ended
	2014	2013	2014	2013

Revenue:
Patient and net professional fees	$3,819,839	$1,769,183	$8,635,999	$3,914,329
Contracted marketing revenues	3,709,245	3,228,733	11,206,795	9,934,295
Other	-	-	7,810	-
Total revenue	7,529,084	4,997,916	19,850,604	13,848,624

Cost of revenue
Contracted marketing fees	605,424	525,145	1,551,473	1,908,848
Other	-	-	5,246	3,420
Cost of revenue	605,424	525,145	1,556,719	1,912,268

Gross profit	6,923,660	4,472,771	18,293,885	11,936,356

Expenses
General and administrative	3,085,168	2,540,508	8,716,738	7,399,666
Marketing	3,702,262	2,061,215	9,567,130	5,002,728
Total expenses	6,787,430	4,601,723	18,283,868	12,402,394

Income (loss) from operations	136,230	(128,952)	10,017	(466,038)

Other income (expense):
Interest income	36,946	-	64,568	-
Investment	55,363	-	366,774	-
Interest expense	(63,529)	(51,634)	(181,036)	(150,911)
Other income (expense)	28,780	(51,634)	250,306	(150,911)

Net income before state income tax expense	165,010	(180,586)	260,323	(616,949)

State income tax expense	5,956	25,550	51,660	76,550

Net income (loss)	$159,054	$(206,136)	$208,663	$(693,499)

See accompanying notes and independent accountants' review report.

ATHAS HEALTH, LLC
STATEMENTS OF CHANGES IN MEMBERS' EQUITY
FOR THE THREE AND NINE MONTHS ENDED SEPTEMBER 30, 2014 AND 2013

	Three months ended		Nine months ended
	2014	2013	2014	2013

Members' equity, beginning of period	$1,605,267	$617,687	$1,834,916	$2,296,270
Net income (loss)	159,054	(206,136)	208,663	(693,499)
Distributions	(388,690)	(149,314)	(667,948)	(1,340,534)

Members' equity, end of period	$1,375,631	$262,237	$1,375,631	$262,237

See accompanying notes and independent accountants' review report.

ATHAS HEALTH, LLC
STATEMENTS OF CASH FLOWS
FOR THE THREE AND NINE MONTHS ENDED SEPTEMBER 30, 2014 AND 2013

	Three months ended		Nine months ended
	2014	2013	2014	2013
Cash flows from operating activities:
Net income (loss)	$159,054	$(206,136)	$208,663	$(693,499)
Income from investments	(55,364)	-	(366,774)	-
Adjustments to reconcile net income (loss) to net cash from operating activities:
Depreciation expense	66,628	66,036	199,459	197,032
Changes in operating assets and liabilities:
Accounts receivable	(460,504)	159,109	3,416,345	2,221,631
Accounts receivable - related party	(386,944)	-	(1,126,944)	-
Prepaid expenses	7,422	(39,538)	29,371	(10,325)
Accounts payable	618,921	77,295	325,090	8,089
Accrued expenses	40,007	255,104	(1,611,488)	(239,329)
State income tax payable	(2,012)	(81,617)	(30,646)	(30,217)
Deferred rent	(22,833)	(21,017)	(65,260)	(63,053)
Net cash from operating activities	(35,625)	209,236	977,816	1,390,329

Cash flows from investing activities:
Purchases of investments	(550,000)	-	(730,000)	-
Advances on notes receivable - related party	(100,000)	-	(285,000)	301,500
Purchases of property and equipment	-	(18,626)	(3,559)	(36,414)
Net cash from investing activities	(650,000)	(18,626)	(1,018,559)	265,086

Cash flows from financing activities:
Advances on line of credit, net	1,200,000	220,000	885,000	15,000
Payments on note payable	(25,685)	(24,664)	(76,309)	(73,248)
Payments on subordinated notes payable	(100,000)	-	(100,000)	-
Payments on demand note to affiliate	-	(33,500)	-	(53,501)
Distributions to members	(388,690)	(149,314)	(667,948)	(1,340,534)
Net cash from financing activities	685,625	12,522	40,743	(1,452,283)

Net change in cash	-	203,132	-	203,132
Cash and cash equivalents, beginning of period	-	-	-	-

Cash and cash equivalents, end of period	$-	$203,132	$-	$203,132

Supplemental disclosure of cash flow information:
Cash paid for state income taxes	$7,968	$107,167	$82,306	$106,767
Interest paid	34,775	23,083	103,190	68,497

See accompanying notes and independent accountants' review report.

ATHAS HEALTH, LLC

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 1 – Organization

The consolidated financial statements include the accounts of Athas Health, LLC (“Athas”) and its consolidated subsidiaries (collectively, the “Company”), Athas Administrative, LLC (“Athas Administrative”) and Athas Holdings, LLC (“Athas Holdings”).

Athas was incorporated on December 13, 2010. Athas Administrative was incorporated on April 15, 2011 and Athas Holdings was incorporated on December 30, 2011, both as wholly owned subsidiaries of Athas. Athas and its subsidiaries are incorporated under the laws of the state of Texas. The Company had no operations or activities prior to January 1, 2012.

On January 1, 2012, Athas purchased the majority of the net assets of North American Laserscopic Spine Institute (“NALSI” or “the assets purchased”) for a demand note of $1,300,000, which approximated book value. Prior to this date, NALSI provided certain procedures to relieve pain; since the purchase, NALSI has wound down operations and has no revenue stream any longer. The Company has a variable interest in NALSI as the result of a line of credit opened on June 9, 2014, whereby NALSI may borrow up to $500,000 from the Company (see note 8). However, as the Company is not the primary beneficiary and has no exposure to loss due to its relationship with NALSI, consolidation is not required.

The Company is not a healthcare provider; rather it is a marketing, patient advocacy, and management services company. Consistent with its mission of helping as many people as possible, The Company seeks to provide information regarding the most innovative and effective procedures available to assist patients in their efforts to find solutions to their acute or chronic pain. The Company has partnered with world-class physicians and facilities which have licensed its trademarks for use. The Company’s brands include North American Spine, Migraine Treatment Centers of America, and Spine Treatment Centers of America.

Note 2 – Summary of Significant Accounting Policies

Principles of consolidation
The consolidated financial statements have been prepared in accordance with generally accepted accounting principles in the United States of America (“GAAP”). All significant intercompany accounts and transactions have been eliminated in the consolidated financial statements.

Cash and cash equivalents
The Company considers all highly-liquid investments that are readily convertible to known amounts of cash with maturities of three months or less when purchased to be cash equivalents.

Revenue recognition
Revenue is recognized in the period in which services are performed at the net amount expected to be realized. Patient revenue is earned from patients for services to be provided through contracted facilities. Net professional fee revenue is recorded based on the net proceeds from billings made on behalf of physicians and collections received from third party insurance carriers. Contracted marketing revenue is comprised of payments from hospitals, ambulatory surgery centers, and other ancillary service providers through marketing services agreements.

ATHAS HEALTH, LLC

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(Note 2 – continued)

The Company does not accept government funded health programs including Medicare and Medicaid. Approximately 15% of the Company’s patient volume consists of cash paying (“self- pay”) patients without any reliance on third-party support.

Use of estimates
The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect certain reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenues and expenses during the reporting period. Management periodically reviews its estimates and assumptions for reasonableness using historical data, current business conditions, and assumptions about future conditions to formulate the estimates. Accordingly, actual results could differ from those estimates.

Accounts receivable
Accounts receivable are stated at the estimated collectible amounts from billings to insurance carriers, patients, and hospitals and are net of allowance for uncollectible accounts. Accounts receivable is presented net of an allowance for doubtful accounts. The allowance for doubtful accounts is the Company’s best estimate of the amount of probable credit losses in the Company’s existing accounts receivable. The Company reviews its allowance for doubtful accounts periodically and determines the allowance based on an analysis of outstanding balances and historical collections, and write-off experience. Account balances are charged-off against the allowance after all means of collection have been exhausted and the potential for recovery is considered remote. There was no allowance for doubtful accounts as of September 30, 2014 and 2013. During the nine months and three months ended September 30, 2014 and 2013, there was no bad debt expense incurred that was directly written off from accounts receivable.

Notes receivable
Notes receivable are stated at unpaid principal balances, less the allowance for loan losses and net of deferred loan fees. Interest on loans is recognized over the term of the loan and is calculated using the simple-interest method on principal amounts outstanding. Interest income generally is not recognized on impaired loans unless the likelihood of further loss is remote. Interest payments received on such loans are applied as a reduction of the loan principal balance. The Company evaluates the collectability of notes based upon the outstanding balance, historical collections, and a working knowledge of the customer.

Property and equipment
Property and equipment are recorded at cost. Depreciation and amortization are computed using the straight-line method over the estimated useful lives of depreciable assets ranging from three to seven years. Leasehold improvements are amortized over the lesser of the economic life of the asset or the life of the lease. The cost of normal repairs and maintenance is charged to expense as incurred. Material expenditures which increase the life of an asset are capitalized and depreciated over the estimated remaining useful life of the asset.

ATHAS HEALTH, LLC

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(Note 2 – continued)

Investments
Equity investments in privately held companies in which the Company holds at least a 20% ownership interest or in which the Company has the ability to exercise significant influence are accounted for under the equity method of accounting. The Company monitors these equity investments for impairment and makes appropriate reductions in carrying values if the Company determines that impairment charges are required based primarily on the financial condition and near-term prospects of these companies.

The carrying value of equity investments in privately held companies accounted for under the equity method of accounting was $1,096,774 and $0 as of September 30, 2014 and 2013, respectively. The Company did not have any impairment loss on equity investments in privately held companies accounted for under the equity method of accounting for the nine months ended September 30, 2014.

Impairment of long-lived assets
The Company reviews long-lived assets for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of the asset to estimated undiscounted future cash flows expected to be generated by the asset. If the carrying amount of an asset exceeds its estimated future cash flows, an impairment charge is recognized for the amount by which the carrying amount of the asset exceeds the fair value of the asset. Management does not believe impairment exists at September 30, 2014.

Fair value of financial instruments
The estimate fair value of financial instruments is the amount at which the instrument could be exchanged currently between willing parties. The carrying amounts of the Company’s financial instruments, which include cash, accounts receivable, note receivable, accounts payable, accrued expenses, and debt approximate their fair values at September 30, 2014 and 2013, respectively, due to the short-term nature, maturities, or nature of interest rates.

Advertising and marketing costs
Advertising costs are expensed as they are incurred. Advertising expense for the nine months ended September 30, 2014 and 2013, was $9,567,130 and $5,002,728, respectively.

Advertising expense for the three months ended September 30, 2014 and 2013, was $3,702,262 and $2,061,215, respectively. The Company utilizes many media outlets for marketing to patients which include internet, TV, radio, print, seminar, and billboard advertising.

Income taxes
No provision has been made for federal income taxes since the Company is taxed as a partnership for federal income tax purposes. Income and losses are to be included in the tax returns of the individual partners. The Company is, however, subject to the Texas margin tax. For the nine months ended September 30, 2014 and 2013, the Company recorded $51,660 and $76,550, respectively of gross margin tax expense. For the three months ended September 30, 2014 and 2013, the Company recorded $5,956 and $25,550, respectively of gross margin tax expense.

ATHAS HEALTH, LLC

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(Note 2 – continued)

The Company’s estimate of the potential outcome of any uncertain tax issues is subject to management’s assessment of relevant risks, facts, and circumstances existing at that time. The Company uses a more likely than not threshold for financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. To the extent that the Company’s assessment of such tax position changes, the change in estimate is recorded in the period in which the determination is made. The Company reports tax-related interest and penalties as a component of income tax expense and operating expenses, respectively. As of September 30, 2014 and 2013, there were no significant uncertain tax positions identified and therefore no amounts were recognized in the years then ended. Certain filings subsequent to 2012 are still open to examination by government authorities

Deferred rent
Operating rent expense is recorded on a straight-line basis over the life of the related lease. When straight-line expenses are greater than the actual amount paid, deferred rent is recorded and reversed over time. Deferred rent is primarily attributable to tenant leasehold improvement allowances.

Subsequent events
The Company evaluates events and transactions subsequent to the date of the consolidated financial statements for matters requiring recognition or disclosure in the consolidated financial statements. The accompanying consolidated financial statements consider events through January 13, 2015, the date on which the consolidated financial statements were available to be issued. See Note 9.

Recent accounting pronouncements
In May 2014, Financial Accounting Standards Board issued Accounting Standards Update (“ASU”) 2014-09 that introduces a new five-step revenue recognition model in which an entity should recognize revenue to depict the transfer of promised goods or services to customers in an amount that reflects the consideration to which the entity expects to be entitled in exchange for those goods or services. This ASU also requires disclosures sufficient to enable users to understand the nature, amount, timing, and uncertainty of revenue and cash flows arising from contracts with customers, including qualitative and quantitative disclosures about contracts with customers, significant judgments and changes in judgments, and assets recognized from the costs to obtain or fulfill a contract. This standard is effective for fiscal years beginning after December 15, 2016, including interim periods within that reporting period. The Company is currently evaluating the new guidance to determine the impact it will have on its consolidated financial statements.

Note 3 – Concentrations and Fee Adjustments

The Company maintains its cash in bank deposit accounts which, at times, may exceed federally insured limits. The Company has not experienced any losses in such accounts and does not believe it is exposed to any significant risk on cash.

ATHAS HEALTH, LLC

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(Note 3 – continued)

Revenue earned from hospitals, ambulatory surgery centers, and other ancillary service providers is paid from insurance carriers to these service providers and then contractually passed through to the Company via the marketing services agreements. Therefore, the true source of the income is the claims billed to insurance carriers. Certain insurance carriers or payer groups accounted for significant portions of revenues and receivables for the three and six months ended September 30, 2014 and 2013. The following table summarizes concentrations greater than 10% of revenues for the three and nine months ended September 30:

	Three months ended		Nine months ended

Insurance carrier A	23%	20%	23%	22%
Insurance carrier B	19%	21%	19%	22%
Insurance carrier C	14%	**	15%	12%
Self-pay	19%	28%	19%	22%

The following table summarizes concentrations greater than 10% of accounts receivables as of September 30:

Insurance carrier A	28%	28%
Insurance carrier B	23%	28%
Insurance carrier C	19%	15%

** Group did not represent 10% or more of revenues or receivables as of or for the three or nine months ended September 30, 2014 or 2013.

Note 4 – Property and Equipment

Property and equipment consisted of the following at September 30:

	2014	2013
Leasehold improvements	$1,042,144	$1,042,144
Furniture and equipment	694,385	683,474
	1,736,529	1,725,618
Less: accumulated depreciation	(940,246)	(674,413)
Property and equipment, net	$796,283	$1,051,205

ATHAS HEALTH, LLC

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(Note 4 – continued)

Depreciation expense on property and equipment for the nine months ended September 30, 2014 and 2013 was $199,459 and $197,032, respectively. Depreciation expense on property and equipment for the three months ended September 30, 2014 and 2013 was $66,628 and $66,036, respectively.

Note 5 – Accrued Expenses

Accrued expenses consisted of the following at September 30:

	2014	2013

Patient deposits	$39,709	$107,800
Purchased receivables payable	647,074	853,674
Facility fee payable	1,088,480	716,892
Other	47,723	40,845

Total accrued expense	$1,822,986	$1,719,211

Note 6 – Debt

Line of credit
In May 2011, NALSI secured a revolving line-of-credit with a financial institution in the amount of $1,500,000, the rights and obligations to which were included in the Company’s purchase of NALSI’s net assets on January 1, 2012. In April 2012, Athas amended the agreement, which increased its revolving line-of-credit to $4,000,000 based on accounts receivable as defined in the agreement. The agreement was again amended in May 2013 to increase the line-of-credit to $5,000,000. Both Athas and its CEO are guarantors of the line of credit. The balance outstanding was $3,919,516 and $2,619,516 at September 30, 2014 and 2013, respectively.

The line of credit bears variable interest at the prime rate plus 0.75% per annum, or a floor of 4.00% (4.00% at September 30, 2014 and 2013). If the amount outstanding surpasses the amount calculated by the borrowing base, a principal payment would be due to reduce the amount outstanding to the calculated base.

The line of credit is collateralized by the assets of the borrower and the guarantors and is renewable annually in May subject to approval of the financial institution. Covenants that must be maintained include debt service coverage, capital base minimum, and a leverage ratio, and these must be report to the bank annually as of December 31. The Company did not meet the required debt service coverage ratio as of December 31, 2013; however, a waiver was obtained from the financial institution.

ATHAS HEALTH, LLC

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(Note 6 – continued)

Note payable
In May 2011, NALSI secured a term note with a financial institution in the amount of $500,000. Athas assumed this liability which had an outstanding balance of $446,753 as of the transaction date of the asset purchase. Both Athas and one of its members are guarantors of the loan. The loan bears interest at 4.00% per annum. Sixty total monthly payments of principal and interest are made in the amount of $9,222 and the loan matures in May 2016. The balance outstanding was $174,757 and $275,981 at September 30, 2014 and 2013, respectively. The loan is collateralized by the assets of the borrower and the guarantors.

Subordinated notes payable
The subordinated notes were given as consideration for working capital provided by eleven individual investors, in an aggregate amount of $760,000. The subordinated notes interest is payable semi-annually with maturity dates of December 31, 2015. The notes carry a 12.00% annual interest rate and payment is subordinated to all senior secured debt instruments. The outstanding balance at September 30, 2014 and 2013 was $660,000 and $760,000, respectively. Some of the note holders are also members of the Company. See Note 8.

Demand note to affiliate
The purchase of the net assets of NALSI was financed through a demand note totaling $1,300,000 which carries a 5.00% annual interest rate and matures January 1, 2015. In December 2013, the remaining principal balance outstanding was paid in full.

Future maturities
Scheduled future aggregate maturities of debt are as follows:

Year ending December 31,	Amount

2014	$3,945,463
2015	766,456
2016	42,354

$4,754,273

Note 7 – Commitments and Contingencies

Operating leases
Upon the asset purchase, the Company assumed the operating lease agreement for an office building in Dallas that serves as its headquarters. The 84 month lease term expires on May 1, 2017. The lease agreement is guaranteed by a member. Rent expense is recorded in general and administrative expenses and was $407,763 and $381,522, respectively for the nine months ended September 30, 2014 and 2013, and was $136,471 and $132,995 for the three months ended September 30, 2014 and 2013.

ATHAS HEALTH, LLC

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(Note 7 – continued)

Minimum required annual rentals due under non-cancelable operating lease agreements, are as follows:

Year ending December 31,	Amount

2014	$154,597
2015	633,847
2016	649,693
2017	277,473

$1,715,610

Litigation and asserted claims
The Company is involved in legal proceedings arising in the normal course of business. None of these, in the opinion of management, is expected to have a material adverse effect on the Company's financial position, results of operations, or cash flows, and no amounts have been accrued as liabilities in the financial statements.

Note 8 – Transactions with Related Parties

Several members have contributed funds to the Company in the form of notes payable and subordinated debt. See Note 6. The consolidated outstanding principal associated with these notes approximates $250,000 as of September 30, 2014 and 2013, respectively.

Certain members of the Company are also members of NALSI whose net assets were purchased by Athas on January 1, 2012 (see Note 1). See Note 6 for transaction information. Additionally, in June 2014, NALSI entered into a line of credit agreement with Athas, whereby NALSI may draw up to $500,000. The line of credit is subject to a 10.00% interest rate and matures on June 9, 2018. The outstanding balance as of September 30, 2014 is $285,000.

The Company receives revenue and holds accounts receivable with three hospitals with which it holds an interest accounted for as equity method investments (see Note 2). As of September 30, 2014, the total accounts receivable with these entities totaled $458,646, and revenue totaled $2,039,314 for the nine months then ended and $663,314 for the three months then ended. The Company did not hold an interest in these entities as of September 30, 2013.

Note 9 – Subsequent Event

On December 1, 2014, the Company’s acquisition by Northstar Healthcare, Inc. (“Northstar”) was completed for a total consideration of approximately $34 million. The purchase price for Northstar to acquire all of the ownership interests in the Company was broken down as follows: $3.0 million in cash upon closing, the issuance of a promissory note by Northstar to the sellers for $12.0 million, the issuance at closing of 6,666,666 shares of Northstar common stock that are subject to a lock up of up to 2 years, and the issuance of an additional 4,666,666 shares of Northstar common stock issued over two years with half issued on the first anniversary of the closing and the second half issued on the second anniversary of the closing.

Northstar Healthcare, Inc.
Unaudited Pro Forma Interim Consolidated Balance Sheet
Nine Months Ended September 30, 2014
(In thousands)

	Nobilis Health Corp.	Athas Health, LLC	Pro Forma		Pro Forma
			Adjustments		Consolidated

ASSETS

CURRENT ASSETS:
Cash	$13,289	$-	$(53)	(a)	$10,236
			(3,000)	(a),(b)
Trade accounts receivable, net	18,845	8,125	(1,698)	(a)	25,272
Other receivables	-	285	165	(a)	450
Medical supplies	1,417	-	-		1,417
Prepaid expenses and other current assets	1,262	8	218	(a)	1,488
Total current assets	34,813	8,418	(4,368)		38,863

PROPERTY AND EQUIPMENT — Net	7,957	796	(44)	(a)	8,709
INTANGIBLE ASSETS	5,992	-	13,950	(a)	19,942
GOODWILL	3,178	-	17,800	(a)	20,978
NOTE RECEIVABLE	150	-	-		150
INVESTMENT IN ASSOCIATE	150	1,097	(222)	(a)	1,025
OTHER LONG -TERM ASSETS	229	-	-		229
TOTAL ASSETS	$52,469	$10,311	$27,116		$89,896

LIABILITIES AND EQUITY

CURRENT LIABILITIES:
Trade accounts payable	$9,199	$2,007	$(476)	(a)	$10,730
Accrued liabilities	2,563	1,823	560	(a)	4,946
Current portion of note payable	1,443	174	(17)	(a)	1,600
Current portion of subordinated notes payable	-	660	(25)	(a)	635
Line of credit	-	3,920	200	(a)	4,120
Current portion of long-term debt	104	-	-		104
Short-term portion of capital leases	103	-	-		103
Other current liabilities	-	76	26	(a)	102
Total current liabilities	13,412	8,660	268		22,340

LONG-TERM PORTION OF CAPITAL LEASES	279	-	-		279
LONG-TERM PORTION OF NOTE PAYABLE
LONG-TERM DEBT, NET OF CURRENT PORTION	1,375	-	12,000	(a),(c)	13,375
OTHER LONG-TERM LIABILITIES	-	275	(15)	(a)	260
Total liabilities	15,066	8,935	12,253		36,254

SHAREHOLDERS’ EQUITY:
Common stock	-	-	-		-
Additional paid in capital	169,072	1,376	16,239	(a),(d)	185,311
			(1,376)	(e)
Accumulated deficit	(139,099)	-	-		(139,099)
Accumulated other comprehensive income	(91)	-	-		(91)
Total shareholders’ equity	29,882	1,376	14,863		46,121
NON-CONTROLLING INTERESTS	7,521	-	-		7,521
Total equity	37,403	1,376	14,863		53,642
TOTAL LIABILITIES AND EQUITY	$52,469	$10,311	$27,116		$89,896

Northstar Healthcare, Inc.
Unaudited Pro Forma Annual Consolidated Statement of Operations
Year Ended December 31, 2013
(In thousands)

	Nobilis Health Corp.	First Surgical Partners, Inc.	Pro Forma Adjustments		Subtotal	Athas Health, LLC	Pro Forma Adjustments		Pro Forma Consolidated

REVENUE
Contracted facility revenues	31,128	32,327	-		63,455	15,754	-		79,209

Gain on purchased receivables	-	-	-		-	6,977	-		6,977
Total revenue	31,128	32,327	-		63,455	22,731	-		86,186

COST OF REVENUE
Contracted facility fees	-	-	-		-	2,850	-		2,850
Other	-	-	-		-	8	-		8
Total cost of revenue	-	-	-		-	2,858	-		2,858

GROSS PROFIT	31,128	32,327	-		63,455	19,873	-		83,328

GENERAL AND ADMINISTRATIVE EXPENSES	26,452	32,470	(2,488)	(i)	58,899	18,570	1,100	(f)	78,569
			185	(j)
			2,280	(k)

INCOME FROM OPERATIONS	4,676	(143)	23		4,556	1,303	(1,100)		4,759

OTHER (INCOME) EXPENSE:
Gain on bargain purchase	(2,392)	-	-		(2,392)	-	-		(2,392)
Interest expense	97	1,512	(1,512)		97	207	-		304
Other expense	120	557	-		677	-	-		677
Total other (income) expense	(2,175)	2,069	(1,512)		(1,618)	207	-		(1,411)

NET INCOME (LOSS) BEFORE INCOME TAXES AND NONCONTROLLING INTERESTS	6,851	(2,212)	1,535		6,174	1,096	(1,100)		6,170

INCOME TAX EXPENSE (BENEFIT)	177	(532)	532		177	135	-		312
NET INCOME (LOSS) BEFORE NONCONTROLLING INTERESTS	6,674	(1,680)	1,003		5,997	961	(1,100)		5,858

NET INCOME ATTRIBUTABLE TO NONCONTROLLING INTERESTS	5,476	-	2,265	(l)	7,741	-	-		7,741

NET INCOME (LOSS) FROM CONTINUING OPERATIONS	1,198	(1,680)	(1,262)		(1,744)	961	(1,100)		(1,883)

NET INCOME FROM DISCONTINUED OPERATIONS	-	509	(509)		-	-	-		-

NET INCOME (LOSS) ATTRIBUTABLE TO NORTHSTAR HEALTHCARE	1,198	(1,171)	(1,771)		(1,744)	961	(1,100)		(1,883)
NET INCOME PER BASIC COMMON SHARE	$0.03								$(0.04)
NET INCOME PER FULLY DILUTED COMMON SHARE	$0.03								$(0.04)
WEIGHTED AVERAGE SHARES OUTSTANDING (BASIC)	36,793,950						6,666,666	(g)	43,460,616
WEIGHTED AVERAGE SHARES OUTSTANDING (FULLY DILUTED)	37,637,662						4,666,666	(h)	42,304,328

Northstar Healthcare, Inc.
Unaudited Pro Forma Interim Consolidated Statement of Operations
Nine Months Ended September 30, 2014
(In thousands)

	Nobilis Health Corp.	First Surgical Partners, Inc. (1)	Pro Forma Adjustments		Subtotal	Athas Health, LLC	Pro Forma Adjustments		Pro Forma Consolidated

REVENUE
Contracted facility revenues	$44,428	$17,577	$-		$62,005	$11,207	$-		$73,212
Patient and net professional fees and other	-	-	-		-	8,644	-		8,644
Total revenue	44,428	17,577	-		62,005	19,851	-		81,856

COST OF REVENUE
Contracted facility fees	-	-	-		-	1,552	-		1,552
Other	-	-	-		-	5	-		5
Total cost of revenue	-	-	-		-	1,557	-		1,557

GROSS PROFIT	44,428	17,577	-		62,005	18,294	-		80,299

GENERAL AND ADMINISTRATIVE EXPENSES	36,674	21,032	(1,023)	(i)	58,517	18,283	825	(f)	77,625
			124	(j)
			1,710	(k)

INCOME FROM OPERATIONS	7,754	(3,455)	(811)		3,488	11	(825)		2,674

OTHER EXPENSE (INCOME):
Interest expense	101	718	(718)		101	116	-		217
Other (income) expense, net	(72)	(670)	-		(742)	(366)	-		(1,108)
Total other expense (income)	29	48	(718)		(641)	(250)	-		(891)

NET INCOME (LOSS) BEFORE INCOME TAXES
AND NONCONTROLLING INTERESTS	7,725	(3,503)	(93)		4,129	261	(825)		3,565

INCOME TAX EXPENSE (BENEFIT)	332	(116)	(116)		100	52	-		152
NET INCOME BEFORE NONCONTROLLING INTERESTS	7,393	(3,387)	23		4,029	209	(825)		3,413

NET INCOME (LOSS) ATTRIBUTABLE TO NONCONTROLLING INTERESTS	6,440	-	(1,275)	(l)	5,165	-	-		5,165

NET INCOME (LOSS) ATTRIBUTABLE TO NORTHSTAR HEALTHCARE	$953	$(3,387)	$1,298		$(1,136)	$209	$(825)		$(1,752)
NET INCOME PER BASIC COMMON SHARE	$0.02								$(0.03)
NET INCOME PER FULLY DILUTED COMMON SHARE	$0.02								$(0.04)
WEIGHTED AVERAGE SHARES OUTSTANDING (BASIC)	43,736,386						6,666,666	(g)	50,403,052
WEIGHTED AVERAGE SHARES OUTSTANDING (FULLY DILUTED)	44,837,344						4,666,666	(h)	49,504,010

Notes:

(1)

The Company performed a business combination with First Surgical Partners, Inc. (“First Surgical”) on September 1, 2014. All revenues earned and expenses incurred from September 1, 2014 through September 30, 2014 have been included in the consolidated financials of Nobilis. The financials for First Surgical, as seen in the pro forma above, represents all revenue and expense activity which occurred between January 1, 2014 and August 30, 2014.

Notes to the Unaudited Pro Forma Consolidated Financial Statements

The unaudited pro forma consolidated balance sheet and statement of operations give effect to the following transactions, assumptions and adjustments as if they had occurred on January 1, 2013.

The estimated fair values of Athas’ net assets and liabilities, which have been determined from information that is available at this time and incorporates estimates, will be finalized once the final fair values of the assets and liabilities have been determined at the time of closing.

The preliminary estimated fair values of assets acquired and liabilities assumed relating to the acquisition of Athas is as follows:

December 1, 2014

Net assets acquired:
Cash	$(53)
Trade accounts receivable	6,427
Other receivable	450
Prepaid expenses	227
Investment in associate	875
PP&E	752
Trademark	4,930
Internally developed software	1,980
Non-compete agreements	1,810
Trade secret medical technology	5,230
Goodwill	17,800
Net assets acquired	$40,428

Net liabilities acquired:
Trade accounts payable	$1,531
Accrued liabilities	2,383
Line of credit	4,120
Subordinated notes payable	635
Note payable	157
Other current liabilities	102
Other long-term liabilities	260
Total liabilities acquired	$9,188

Consideration:
Cash, net of cash acquired	$3,000
Debt issued for consideration	12,000
Stock issued for consideration	16,239
Total consideration	$31,239

Athas Acquisition – Pro Forma Adjustments

Pro Forma Adjustments to the Unaudited Consolidated Balance Sheet:

a)	Adjustments represent the allocation of the purchase price consideration reflecting the estimated fair value of the net assets acquired on December 1, 2014.
b)	Cash paid at December 1, 2014 as part of the purchase price of Athas.
c)	Promissory note issued as part of purchase price for acquiring Athas.
d)	Value of common shares issued as part of purchase price for acquiring Athas.
e)	Equity balances of Athas are eliminated.

Pro Forma Adjustments to the Unaudited Consolidated Statement of Operations:

f)

To record amortization expense associated with the intangible assets acquired through the purchase. This expense has been separately calculated and adjusted for each of the periods ending December 31, 2013 and September 30, 2014.

g)	Common shares issued at December 1, 2014 as part of the purchase price of Athas.
h)	Additional common shares which are to be issued over a two year period as part of the purchase price of Athas.

No adjustments have been made for income taxes. Athas is taxed as a partnership for federal income tax purposes whereby all income and losses are to be included in the tax returns of the individual partners. As sole partner and 100% owner of Athas, the Company has the ability to offset any tax implications with pre-existing net operating losses.

First Surgical Acquisition – Pro Forma Adjustment

Pro Forma Adjustments to the Unaudited Consolidated Statement of Operations:

i)	Adjustments represent the carve-out of costs not directly associated in the revenue producing activity of the business acquired. The following table summarizes the excluded costs (in thousands):

	August 31,	December 31,
	2014	2013

Management service fees (1)	-	904
Depreciation (2)	1,023	1,583
Interest (3)	718	1,512
Tax expense (benefit) (4)	116	(532)
Losses from Discontinued Operations (5)	-	509

Notes:

(1)

Management service fees are solely related to fees paid by First Surgical in exchange for various management services pertaining to hospital and surgery center operations. In conjunction with the acquisition, the Company entered into a Management Services Agreement (“MSA”) with First Nobilis to provide these same management services for the new entity. Monthly MSA fees are determined based on a fixed percentage of cash collections. The management fee expenses and revenues are eliminated through consolidation with a remaining impact to non-controlling interest for the 49% of entity which is attributable to First Surgical. The pre-existing management service fees have been adjusted out of the pro forma and replaced with the monthly MSA fees. Incremental modifications have been made to the non-controlling interest balance of $362,000 and $373,000 for the periods ending December 31, 2013 and September 30, 2014, respectively which were included as part of the non-controlling interest adjustment performed in note (k), as seen below.

(2)

Title to all medical equipment was retained by First Surgical and was not included as part of the purchase price allocation. As depreciation expense remains the burden of First Surgical, this expense has been adjusted out of the pro forma. In conjunction with the acquisition, the Company entered into an operating lease agreement with First Surgical to lease the medical equipment for a monthly fee of $190,000, as illustrated in adjustment (g) seen below.

(3)

Interest expense is solely related to outstanding debt balances held by First Surgical. Responsibility and liability for such debt was retained by First Surgical and no debt balances were included as part of the purchase price allocation. As interest remains the burden of First Surgical, this expense has been adjusted out of the pro forma. No additional debt was incurred specifically for the operation of First Nobilis.

(4)

The Company did not acquire First Surgical’s legal entity, but only acquired certain assets and liabilities. As such, all federal tax burdens remain with First Surgical. The assets and liabilities acquired are now part of the Company’s newly formed entity, First Nobilis, a Texas limited liability company. First Nobilis is taxed as a partnership for federal income tax purposes whereby all income and losses are to be included in the tax returns of the individual partners. As a partner with a 51% ownership interest, the Company has the ability to offset any tax implications with pre-existing net operating losses.

(5)

Income from discontinued operations resulted from a discontinued entity which First Surgical had previously owned and operated prior to the acquisition with Nobilis. As no assets and liabilities of this discontinued entity were part of the purchase price allocation, all income related to the discontinued entity has been adjusted out of the pro forma.

j)

To record amortization expense associated with the intangible assets acquired through the purchase. This expense has been separately calculated and adjusted for each of the periods ending December 31, 2013 and September 30, 2014.

k)

To reflect the monthly lease of $190,000 which the Company pays First Surgical to utilize their medical equipment, as previously mentioned in adjustment (e) as seen above. This expense has been separately calculated and adjusted for each of the periods ending December 31, 2013 and September 30, 2014.

l)

To reflect non-controlling interest of the 49% minority ownership which belongs to First Surgical. This balance has been separately calculated and adjusted for each of the periods ending December 31, 2013 and September 30, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NOBILIS HEALTH CORP.

/s/ Harry Fleming
Harry Fleming
President and Director

Date: March 30, 2015